EXHIBIT 1

                        AUDITED FINANCIAL STATEMENTS FOR
                             MERIT PLAN OF BENEFITS




                                 M/A-COM, Inc.
                             MERIT Plan of Benefits
                              Financial Statements
                        As of December 31, 1995 and 1994
                         Together with Auditors' Report



M/A-COM, Inc.
MERIT Plan of Benefits

Index to Financial Statements and Supplemental Schedules
===============================================================================


                                                                           Page

Report of Independent Public Accountants                                    1

Financial Statements:

         Statement of Net Assets Available for Plan Benefits:

            December 31, 1995                                               2

            December 31, 1994                                               3

         Statement of Changes in Net Assets Available for Plan Benefits:

            Year Ended December 31, 1995                                    4

            Year Ended December 31, 1994                                    5

Notes to Financial Statements                                              6 - 9

Supplemental Schedules:

         Schedule I - Item 27a - Assets Held for Investment Purposes
             at December 31, 1995                                          10

         Schedule II  - Item 27d - Reportable Transactions
             for the Year Ended December 31, 1995                          11




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Participants and Administrator of the M/A-COM, Inc. MERIT Plan of Benefits:

We have audited the accompanying statement of net assets available for plan benefits of the M/A-COM, Inc. MERIT Plan of Benefits at December 31, 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the M/A-COM, Inc. MERIT Plan of Benefits as of December 31, 1994, were audited by other auditors whose report dated July 7, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the M/A-COM, Inc. MERIT Plan of Benefits as of December 31, 1995, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. Schedules I and II and the Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                    /s/  Arthur Andersen LLP
Philadelphia, PA
May 24, 1996
                                                                 1

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1995

                                 Vanguard
                                Money Market                  Vanguard       Vanguard     Vanguard
                                  Reserves -    Vanguard/      Index       International    Bond       Vanguard
                                   Prime      Wellington      Trust -         Growth        Index      U.S. Growth
                                 Portfolio        Fund      500 Portfolio   Portfolio       Fund         Fund
ASSETS

Shares of registered investment
  companies, fair value       $ 34,347,249   $ 23,134,863   $ 16,045,332    $ 7,460,041   $ 5,539,187  $ 9,813,606

Company Stock Fund, fair value        --             --             --             --            --           --

Participant notes receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         150,824         85,388         64,528         36,346        22,872       46,410
  Employer's contributions            --             --             --             --            --           --
  Loan and interest payments        82,741         47,632         27,968         22,239         9,127       25,279
                                    ------         ------         ------         ------         -----       ------

Net Assets Available for
Benefits                      $ 34,580,814   $ 23,267,883   $ 16,137,828    $ 7,518,626   $ 5,571,186  $ 9,885,295
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1995 - CONTINUED

                                   Vanguard
                                     Asset                       Vanguard                   Participants
                                  Allocation      Vanguard/      Explorer      Company         Notes
                                     Fund         Windsor II       Fund       Stock Fund     Receivable         Total
ASSETS

Shares of registered investment
  companies, fair value         $  2,557,152    $ 2,884,729    $ 1,620,998    $      --      $      --      $103,403,157


Company Stock Fund, fair value          --             --            --         13,250,164          --        13,250,164

Participant notes receivable,
fair value                              --             --             --             --        5,466,496       5,466,496

Other receivables:
  Employees' contributions             9,734         16,798         12,053           --             --           444,953
  Employer's contributions              --             --             --           306,154          --           306,154
  Loan and interest payments           2,142          7,938          4,578           --             --           229,644
                                       -----          -----          -----      ----------   -----------         -------

Net Assets Available for
Benefits                      $    2,569,028    $ 2,909,465    $ 1,637,629    $ 13,556,318   $ 5,466,496    $123,100,568
                              ==============    ===========    ===========    ============   ===========    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

                                                                 2


M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1994

                                  Vanguard
                                 Money Market                  Vanguard       Vanguard       Vanguard
                                   Reserves -    Vanguard/       Index      International      Bond          Vanguard
                                    Prime        Wellington      Trust -       Growth          Index        U.S. Growth
                                  Portfolio        Fund       500 Portfolio   Portfolio        Fund            Fund
ASSETS

Shares of registered investment
  companies, fair value         $ 34,639,861    $ 17,938,224   $ 10,843,224   $ 7,651,544    $ 5,153,413    $ 6,383,688

Company Stock Fund, fair value          --             --             --             --             --             --

Participant notes receivable,
fair value                              --             --             --             --             --             --

Other receivables:
  Employees' contributions           224,397        135,281         88,810         65,925         38,200         54,795
  Employer's contribution               --             --             --             --             --             --
  Loan and interest payments         127,303         57,691         35,435         27,580         12,606         25,446
                                     -------         ------         ------         ------         ------         ------
Net Assets Available for
Benefits                        $ 34,991,561   $ 18,131,196   $ 10,967,469    $ 7,745,049    $ 5,204,219    $ 6,463,929
                                ============   ============   ============    ===========    ===========    ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1994 - CONTINUED
                                   Vanguard
                                     Asset                      Vanguard                    Participants
                                  Allocation     Vanguard/      Explorer       Company         Notes
                                     Fund        Windsor II       Fund        Stock Fund     Receivable        Total
ASSETS

Shares of registered investment
  companies, fair value         $  1,461,613    $ 1,222,947    $ 1,189,541    $      --      $      --     $ 86,484,055


Company  Stock Fund, fair value         --             --             --        7,353,228           --        7,353,228

Participant notes receivable,
fair value                              --             --             --             --        5,615,789      5,615,789

Other receivables:
  Employees' contributions            12,698         15,444         19,540           --             --          655,090
  Employer's contribution               --             --             --          421,905           --          421,905
  Loan and interest payments           2,547          5,835          6,070           --             --          300,513
                                       -----          -----          -----        -------      ---------        -------
Net Assets Available for
Benefits                        $  1,476,858    $ 1,244,226    $ 1,215,151    $ 7,775,133    $ 5,615,789   $100,830,580
                                ============    ===========    ===========    ===========    ===========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

                                                                 3

M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1995

                                           Vanguard
                                          Money Market                Vanguard     Vanguard       Vanguard
                                          Reserves -    Vanguard/      Index     International      Bond      Vanguard
                                             Prime      Wellington    Trust -       Growth          Index    U.S. Growth
                                           Portfolio       Fund    500 Portfolio  Portfolio         Fund        Fund

Additions:
   Interest and dividends               $  1,995,509  $ 1,148,617  $   361,526  $   197,845    $   365,184  $   398,841
   Net appreciation  (depreciation)
     of investments                             --      4,619,741    3,825,374      777,978        532,372    2,214,174
                                           ---------    ---------    ---------      -------        -------    ---------
                                           1,995,509    5,768,358    4,186,900      975,823        897,556    2,613,015
                                           ---------    ---------    ---------      -------        -------    ---------

   Contributions:
        Employer                                --           --           --           --             --           --
        Employee                           2,258,822    1,259,380      900,113      549,072        368,765      623,089
                                           ---------    ---------      -------      -------        -------      -------
                                           2,258,822    1,259,380      900,113      549,072        368,765      623,089
                                           ---------    ---------      -------      -------        -------      -------

        Total additions                    4,254,331    7,027,738    5,087,013    1,524,895      1,266,321    3,236,104
                                           ---------    ---------    ---------    ---------      ---------    ---------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,902,563    1,469,451    1,039,126      606,108        523,051      993,320
   Administrative expenses                    19,647        6,687        3,577        3,614          1,589        2,597
                                              ------        -----        -----        -----          -----        -----
        Total deductions                   3,922,210    1,476,138    1,042,703      609,722        524,640      995,917
                                           ---------    ---------    ---------      -------        -------      -------
Net increase (decrease)                      332,121    5,551,600    4,044,310      915,173        741,681    2,240,187

Net interfund transfers                     (742,868)    (414,913)   1,126,049   (1,141,596)      (374,714)   1,181,179

Net assets available for benefits:
  Beginning of year                       34,991,561   18,131,196   10,967,469    7,745,049      5,204,219    6,463,929
                                          ----------   ----------   ----------    ---------      ---------    ---------
  End of year                           $ 34,580,814 $ 23,267,883 $ 16,137,828  $ 7,518,626    $ 5,571,186  $ 9,885,295
                                        ============ ============ ============  ===========    ===========  ===========

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1995 - CONTINUED

                                           Vanguard
                                             Asset                    Vanguard     Company     Participants
                                          Allocation    Vanguard/     Explorer      Stock        Notes
                                             Fund       Windsor II      Fund         Fund      Receivable     Total

Additions:
   Interest and dividends               $    172,054  $   149,476  $   126,507  $  $122,008  $   412,657  $  5,450,224
   Net appreciation  (depreciation)
     of investments                          376,390      427,795      201,166    3,762,166         --      16,737,156
                                             -------      -------      -------    ---------      -------    ----------
                                             548,444      577,271      327,673    3,884,174      412,657    22,187,380
                                             -------      -------      -------    ---------      -------    ----------

   Contributions:
        Employer                                --           --           --      3,848,491         --       3,848,491
        Employee                             152,310      189,667      192,985         --           --       6,494,203
                                             -------      -------      -------    ---------      -------    ----------
                                             152,310      189,667      192,985    3,848,491         --      10,342,694
                                             -------      -------      -------    ---------      -------    ----------

        Total additions                      700,754      766,938      520,658    7,732,665      412,657    32,530,074
                                             -------      -------      -------    ---------      -------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                         26,207      373,134      142,272      723,759      413,532    10,212,523
   Administrative expenses                       481          623          585        8,163         --          47,563
                                                 ---          ---          ---        -----      -------    ----------
        Total deductions                      26,688      373,757      142,857      731,922      413,532    10,260,086
                                              ------      -------      -------      -------      -------    ----------
Net increase (decrease)                      674,066      393,181      377,801    7,000,743         (875)   22,269,988

Net interfund transfers                      418,104    1,272,058       44,677    (1,219,558)   (148,418)       --

Net assets available for benefits:
  Beginning of year                        1,476,858    1,244,226    1,215,151    7,775,133    5,615,789   100,830,580
                                           ---------    ---------    ---------    ---------    ---------  ------------
  End of year                           $  2,569,028  $ 2,909,465  $ 1,637,629  $ 13,556,318 $ 5,466,496  $123,100,568
                                        ============  ===========  ===========  ============ ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

                                                                 4


MERT294 - 06/10/96
M/A-COM, Inc.
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1994

                                           Vanguard
                                          Money Market               Vanguard     Vanguard    Vanguard
                                          Reserves -    Vanguard/     Index    International    Bond        Vanguard
                                             Prime      Wellington   Trust -       Growth       Index      U.S. Growth
                                           Portfolio       Fund    500 Portfolio Portfolio      Fund          Fund
Additions:
   Interest and dividends               $  1,397,897  $   821,938  $  338,897  $   101,043  $   359,601  $    74,199
   Net appreciation  (depreciation)
     of investments                             --       (913,626)   (201,022)     (72,701)    (519,474)     159,919
                                           ---------     --------    --------      -------     --------      -------
                                           1,397,897      (91,688)    137,875       28,342     (159,873)     234,118
                                           ---------      -------     -------       ------     --------      -------

   Contributions:
        Employer                                --           --          --           --           --           --
        Employee                           2,159,531    1,333,475     825,897      598,873      358,814      500,144
                                           ---------    ---------     -------      -------      -------      -------
                                           2,159,531    1,333,475     825,897      598,873      358,814      500,144
                                           ---------    ---------     -------      -------      -------      -------

        Total additions                    3,557,428    1,241,787     963,772      627,215      198,941      734,262
                                           ---------    ---------     -------      -------      -------      -------

Deductions:
   Benefit payments to beneficiaries
     and participants                      4,430,785    1,397,037     810,647      516,377      484,970      392,204
   Administrative expenses                    23,895        7,453       3,835        3,869        1,918        2,449
                                              ------        -----       -----        -----        -----        -----
        Total deductions                   4,454,680    1,404,490     814,482      520,246      486,888      394,653
                                           ---------    ---------     -------      -------      -------      -------
Net increase (decrease)                     (897,252)    (162,703)    149,290      106,969     (287,947)     339,609

Net interfund transfers                      286,831     (326,261)   (172,713)     484,437     (636,021)     466,976

Net assets available for benefits:
  Beginning of year                       35,601,982   18,620,160  10,990,892    7,153,643    6,128,187    5,657,344
                                          ----------   ----------  ----------    ---------    ---------    ---------
  End of year                           $ 34,991,561 $ 18,131,196 $10,967,469  $ 7,745,049  $ 5,204,219  $ 6,463,929
                                        ============ ============ ===========  ===========  ===========  ===========


Statement of Changes in Net Assets Available for Plan Benefits
Year Ended December 31, 1994 - CONTINUED

                                           Vanguard
                                             Asset                   Vanguard     Company     Participants
                                          Allocation    Vanguard/    Explorer      Stock        Notes
                                             Fund       Windsor II     Fund         Fund      Receivable     Total

Additions:
   Interest and dividends               $     60,441  $    72,612  $   61,917  $      --    $   397,128  $ 3,685,673
   Net appreciation  (depreciation)
     of investments                          (97,178)     (88,088)    (52,430)    (944,676)        --     (2,729,276)
                                             -------      -------     -------     --------      -------   ----------
                                             (36,737)     (15,476)      9,487     (944,676)     397,128      956,397
                                             -------      -------       -----     --------      -------    ---------

   Contributions:
        Employer                                --           --          --      3,631,347         --      3,631,347
        Employee                             119,840      130,464     132,207         --           --      6,159,245
                                             -------      -------     -------    ---------      -------    ---------
                                             119,840      130,464     132,207    3,631,347         --      9,790,592
                                             -------      -------     -------    ---------      -------    ---------


        Total additions                       83,103      114,988     141,694    2,686,671      397,128   10,746,989
                                              ------      -------     -------    ---------      -------    ---------

Deductions:
   Benefit payments to beneficiaries
     and participants                        116,119       24,451      20,132      451,690      631,445    9,275,857
   Administrative expenses                       571          455         416        6,174         --         51,035
                                                 ---          ---         ---        -----      -------       ------
        Total deductions                     116,690       24,906      20,548      457,864      631,445    9,326,892
                                             -------       ------      ------      -------      -------    ---------
Net increase (decrease)                      (33,587)      90,082     121,146    2,228,807     (234,317)   1,420,097

Net interfund transfers                      141,191      354,631     525,947   (1,099,945)     (25,073)        --

Net assets available for benefits:
  Beginning of year                        1,369,254      799,513     568,058    6,646,271    5,875,179   99,410,483
                                           ---------      -------     -------    ---------    ---------  -----------
  End of year                           $  1,476,858  $ 1,244,226  $1,215,151  $ 7,775,133  $ 5,615,789 $100,830,580
                                        ============  ===========  ==========  ===========  =========== ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                                                                 5

M/A-COM, Inc.
MERIT Plan of Benefits
Notes to Financial Statements

1.   Description of the Plan

     The following is a general description of the MERIT Plan of Benefits (the
     Plan) established by M/A-COM, Inc. (the Company) effective October 1, 1990 and most recently amended and restated on December 23, 1994. Refer to the Plan document for more information.

     Vanguard Fiduciary Trust Company (Trustee) is the trustee and recordkeeper of the Plan.

     The Plan is a defined contribution retirement benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA) and administered by a Benefits Committee (the Committee) appointed by the Chief Executive Officer of the Company, the Plan Sponsor. The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Internal Revenue Code of 1986 (the Code), and to contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Plan covers all eligible employees of participating subsidiaries of the Company who meet certain requirements as to length of service and number of hours worked.

     On June 30, 1995, the Company was merged with and into AMP Incorporated
     (AMP) and became a wholly-owned subsidiary of AMP, which had little impact on the Plan.

2.   Summary of Significant Accounting Policies

     Basis of Accounting
     The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

     Investment transactions are recorded on the trade date basis. Net appreciation (depreciation) of investments include realized and unrealized gains and losses on investment transactions.

     Investments
     Participants may select from nine investment options. The investment options available are the Vanguard Money Market Reserves - Prime Portfolio (pooled money market fund), Vanguard Bond Index Fund (income fund), Vanguard/Wellington Fund (balanced fund), Vanguard Index Trust - 500 Portfolio (growth and income fund), Vanguard U.S. Growth Portfolio (growth fund), Vanguard International Growth Portfolio (growth fund), Vanguard/Windsor II (growth and income fund), Vanguard Explorer Fund (small company growth) and Vanguard Asset Allocation Fund (balanced fund). The investments are stated at fair value determined by quoted market prices which represent the net asset value of shares held by the Plan at year-end, as reported by the Trustee.

     The fair value of participant notes receivable is unpaid principal balances plus accrued interest at the Plan year end, as reported by the Trustee.

                                                                 6

M/A-COM, Inc.
MERIT Plan of Benefits
Notes to Financial Statements

     The Company Stock Fund exists for the purpose of allowing matching contributions to be made in the form of AMP common stock. At any time, this fund may consist of shares of AMP common stock, a receivable/payable amount for transactions in process and a small balance in a money market fund to meet current cash requirements. The value of the fund is expressed in terms of a unit value which fluctuates with the value of AMP common stock in the fund. The value of this fund is based on the unit closing price at the Plan year end, as reported by the Trustee.

     Accounting Estimates
     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingencies, and the reported amounts of changes in net assets.

     Administrative Expenses
     All expenses incurred in the administration of the Plan, other than legal and certain other expenses which are paid by the Company, are charged to and paid by the Plan.

     Payment of Benefits Benefits are recorded when paid.

3.   Contribution and Funding Policies

     General
     Benefits provided to participants under the Plan are based upon the level of their Plan contributions and their investment selections. Non-highly compensated Plan participants, as defined in Section 415 of the Code, must contribute 2% and may contribute up to 14% of their annual before-tax compensation to the Plan subject to Internal Revenue Service (IRS) limitations. Highly compensated participants, as defined in Section 415 of the Code, must contribute 2% and may contribute up to 6% of their annual before-tax compensation to the Plan provided, however, that the Company reserves the right to increase or decrease the maximum percentage within the range of 6% and 14% applicable to such highly compensated employees from time to time during, and for the remainder of, the Plan year subject to IRS limitations.

     The Company makes matching contributions of 50% of participants' contributions for participants with one but less than five years of service, 66 2/3% for five but less than ten years of service and 100% for ten or more years of service, but only to the extent deductible for federal income tax purposes and disregarding any contributions in excess of 6% of a participant's annual before-tax compensation. In order to maintain the Plan's tax qualified status, the Plan Administrator retains the right, if necessary, to reduce the contributions made on behalf of certain participants.

     Contributions are recorded in the period in which payroll deductions are made.

                                                                 7
M/A-COM, Inc.
MERIT Plan of Benefits
Notes to Financial Statements

     Vesting
     Contributions made by participants are fully vested at all times. Company matching contributions are vested based on a participant's years of credited service. A year of service is defined by the Plan document as a year in which the participant has worked 1,000 hours or more. The vesting schedule for Company contributions is as follows:

      Years of credited service                   Percent vested

         Less than   2                                    0%
                     2                                   25%
                     3                                   50%
                     4                                   75%
                     5 or more                          100%

     Forfeitures may be utilized to reduce the Company's matching contributions. Forfeitures being held at December 31, 1995 and December 31, 1994 were $72,800 and $79,800 respectively. The Company used $79,800 and $76,300 to reduce matching contributions for the year ended December 31, 1995 and December 31, 1994, respectively.

     Although the Company has no intention to do so, it reserves the right to terminate the Plan at any time. Upon Plan termination, participants become 100% vested in their account balances.

4.   Participant Loan Program

     Active Plan participants may borrow on their vested account balances. The loan feature of the Plan includes the following provisions:

          Minimum Loan:            $500

          Maximum Loan:            Lesser of: 50% of the
                                   participant's vested account
                                   balance at the time of the
                                   loan or $50,000 reduced by the
                                   highest outstanding balance of
                                   any loans to the participant
                                   during the preceding 12
                                   months.

          Term of Loan:            Five year maximum term; early
                                   repayment without penalty is
                                   allowed.

          Interest:                Reasonable rate of interest in
                                   accordance with standards
                                   established by the Committee.

     Loans specifically attributed to the Plan at December 31, 1995 and December 31, 1994 were $5,466,496 and $5,615,789, respectively. Interest rates range from 7.0% to 10.5% and 7.0% to 11.0% for loans outstanding at December 31, 1995 and December 31, 1994, respectively.

                                                                 8
M/A-COM, Inc.
MERIT Plan of Benefits
Notes to Financial Statements

5.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated September 20, 1995, that the Plan is qualified under the appropriate sections of the Code and the Plan as amended effective January 1, 1992 is in compliance with amendments required by the Tax Reform Act of 1986. The Plan has been amended since applying for the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan continues to be qualified and the related trust was tax-exempt as of the financial statement date. Accordingly, there is no provision for income taxes in the accompanying financial statements.

6.   Investments

     All Plan investments are held by Vanguard Fiduciary Trust Company and consist of shares of various Vanguard mutual funds, company stock, and participant notes receivables. The following is a list of assets which exceed 5% of net assets at December 31, 1995 and 1994.

                                  December 31,   December 31,
                                      1995           1994
                                      ----           ----
Vanguard Fiduciary Trust Company:

Vanguard Money Market Reserves -
  Prime Portfolio                  $34,347,249  $34,639,861
Vanguard/Wellington Fund            23,134,863   17,938,224
Vanguard Index Trust -
   500 Portfolio                    16,045,332   10,843,224
Vanguard International
   Growth Portfolio                  7,460,041    7,651,544
Vanguard Bond Index Fund             5,539,187    5,153,413
Vanguard U.S. Growth Portfolio       9,813,606    6,383,688
Company Stock Fund                  13,250,164    7,353,228
Participant notes receivable         5,466,496    5,615,789

                                                                 9

M/A-COM, Inc.                                            Supplemental
MERIT Plan of Benefits                                    Schedule I

Item 27a - Assets Held for Investment Purposes         EIN: 04-2090644
at December 31, 1995                                   PIN:  008



                                 Shares/Units                 Current
                              or Participation    Cost         Value

Vanguard Fiduciary Trust Company:

Vanguard Money Market Reserves -
    Prime Portfolio              $34,347,249   $34,347,249   $34,347,249
Vanguard/Wellington Fund             946,986    18,165,434    23,134,863
Vanguard Index Trust
    500 Portfolio                    278,565    11,376,379    16,045,332
Vanguard International
    Growth Portfolio                 496,674     5,944,921     7,460,041
Vanguard Bond Index Fund             546,271     5,310,931     5,539,187
Vanguard U.S. Growth Portfolio
                                     482,241     7,249,627     9,813,606
Vanguard Asset Allocation Fund
                                     149,977     2,324,366     2,557,152
Vanguard/Windsor II
                                     139,626     2,611,414     2,884,729
Vanguard Explorer Fund
                                      32,451     1,519,790     1,620,998
Company Stock Fund
                                     826,585     9,633,400    13,250,164
Participant notes receivable
  maturing within six months to
  five years with interest rates
  ranging from 7.0% to 10.5%             911     5,466,496     5,466,496
                                               -----------    ----------
                                              $103,950,007  $122,119,817
                                              ============  ============

                                                                 10

M/A-COM, Inc.                                                                                              Supplemental
MERIT Plan of Benefits                                                                                      Schedule II

Item 27d - Reportable Transactions                                                                          EIN:  04-2090644
for the Year Ended December 31, 1995                                                                        PIN:  008

                                                                                                            Current
                                                                                                            value on
Party                Description                 No. of     Purchase      No. of   Selling      Cost of    transaction   Net gain
Involved               of assets                purchases     price       sales     price        asset         date       (loss)


Vanguard Fiduciary   Vanguard Money Market
  Trust Company        Reserves - Prime Portfolio  197      $9,050,388      192   $9,342,265   $9,342,265   $9,342,265   $   --

Vanguard Fiduciary   Vanguard/Wellington Fund      133       4,274,164      146    3,698,074    3,256,757    3,698,074    441,317
  Trust Company

Vanguard Fiduciary   Company Stock Fund             18       4,167,160      178    2,029,260    1,399,434    2,029,260    629,826
  Trust Company

Vanguard Fiduciary   Vanguard Index 500 Portfolio  138       3,493,420      124    2,116,686    1,770,361    2,116,686    346,325
  Trust Company

Vanguard Fiduciary   Vanguard U.S. Growth Fund     145       3,327,278      102    2,112,143    1,787,690    2,112,143    324,453
  Trust Company

Vanguard Fiduciary   International Growth          112       2,163,431      127    3,134,482    2,821,376    3,134,482    313,106
  Trust Company        Portfolio

                                                                 11